Exhibit (12)(a)


Kirkpatrick & Lockhart LLP                                 75 State Street
                                                           Boston, MA 02109-1808
                                                           617-261-3100
                                                           www.kl.com






                                                January 9, 2004

Eaton Vance Growth Trust
255 State Street
Boston, MA 02109

Ladies and Gentlemen:

     Eaton Vance Growth Trust, a Massachusetts business trust ("Trust"), on behalf of Eaton Vance Large-Cap Growth Fund (the "Acquired Fund") and on behalf of Eaton Vance-Atlanta Capital Large-Cap Growth Fund (the "Acquiring Fund") each a segregated portfolio of assets ("series") thereof (each a "Fund"), has requested our opinion as to certain federal income tax consequences of a transaction (the "Reorganization") in which the Acquiring Fund will acquire all of the assets of the Acquired Fund in exchange solely for shares of beneficial interest in the Acquiring Fund ("Acquiring Fund Shares") and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund pursuant to a Plan of Reorganization ("Plan") entered into by the Trust on behalf of the Funds on October 20, 2003.

     In rendering this opinion, we have examined the Plan, the currently effective prospectus and statement of additional information of the Acquired Fund and the Acquiring Fund, the Funds' Prospectus and Information Statement dated November 20, 2003, and such other documents as we have deemed necessary. We have also relied, with your consent, on representations of officers of the Trust.

                                     OPINION
                                     -------

     Based solely on the facts and representations set forth in the reviewed documents and the representations of officers of the Trust, and assuming that
(i) those representations are true on the date of the Reorganization and (ii) the Reorganization is consummated in accordance with the Plan, our opinion with respect to the federal income tax consequences of the Reorganization is as follows.

          (1) The Acquiring Fund's acquisition of all of the Acquired Fund's assets in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of all liabilities of the Acquired Fund, followed by the distribution of those Acquiring Fund Shares pro rata to the shareholders of the Acquired Fund constructively in exchange for their Acquired Fund shares, will qualify as a "reorganization" within the meaning of section 368(a)(1)(C) of the Code, and each Fund will be a "party to a reorganization" within the meaning of section 368(b) of the Code;
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January 9, 2004
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          (2) No gain or loss will be  recognized  by the  Acquired  Fund on the transfer of its assets to the Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's liabilities or on the subsequent distribution of those Acquiring Fund Shares to the Acquired Fund's shareholders in exchange for their Acquired Fund shares;

          (3) No gain or loss will be recognized by the Acquiring Fund on its receipt of the assets from the Acquired Fund in exchange solely for Acquiring Fund Shares and the assumption by the Acquiring Fund of the Acquired Fund's liabilities;

          (4) The Acquiring Fund's basis for each transferred asset will be the same as the basis of that asset in the Acquired Fund's hands immediately before the Reorganization, and the Acquiring Fund's holding period for that asset will include the period during which that asset was held by the Acquired Fund;

          (5) No gain or loss will be recognized by an Acquired Fund shareholder on the constructive exchange of all the shareholder's Acquired Fund shares solely for Acquiring Fund Shares pursuant to the Reorganization; and

          (6) An Acquired Fund shareholder's aggregate basis for Acquiring Fund Shares to be received by the shareholder in the Reorganization will be the same as the aggregate basis for the shareholder's Acquired Fund shares to be constructively surrendered in exchange for those Acquiring Fund Shares; and the shareholder's holding period for those Acquiring Fund Shares will in each instance include the shareholder's holding period for those Acquired Fund shares, provided they are held as capital assets by the shareholder on the date of the Reorganization.

     Notwithstanding paragraphs (2) and (4) above, no opinion is expressed as to the effect of the Reorganization on Acquired Fund, Acquiring Fund or any Acquired Fund shareholder with respect to any asset as to which any unrealized gain or loss is required to be recognized for federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting.

     The foregoing opinion is based on, and is conditioned on the continued applicability of, the provisions of the Code and the regulations thereunder, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service in existence on the date hereof. All the foregoing authorities are subject to change or modification that can be applied retroactively and thus also could affect our opinion; we assume no responsibility to update our opinion with respect to any such change or modification. We express no opinion other than those contained herein. Our opinion also is applicable only to the extent

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January 9, 2004
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each Fund is solvent,  and we express no opinion  about the tax treatment of the transactions described herein if either Fund is insolvent. Our opinion is solely for the addressee's information and use and may not be relied on for any purpose by any other person without our express written consent.

     We hereby consent to this opinion accompanying the Registration Statement when it is filed with the SEC and to the reference to our firm in the Registration Statement.

                                                Very truly yours,


                                                /s/ Kirkpatrick & Lockhart LLP
                                                Kirkpatrick & Lockhart LLP